Exhibit 21.1

AAR CORP.

Subsidiaries

Name(1)	Place of Incorporation	Doing Business As
AAR CORP.	Delaware	AAR Aviation Corp.
AAR Aircraft & Engine Sales & Leasing, Inc.	Illinois	AAR Aircraft Advisory Services
AAR Asset Management, LLC	Delaware
AAR International Financial Services, L.L.C.	Illinois
AAR Aircraft Services, Inc.	Illinois

AAR Aircraft Services — Indianapolis, AAR Aircraft Services — Oklahoma, AAR Aircraft Services —Duluth, AAR Aircraft Services — Rockford, AAR Aircraft Services – Miami, and AAR Engineering Services
AAR Aircraft Services – Special Programs

Aviation Maintenance Staffing, Inc.	Delaware
Aeronautica Corporation	Illinois	Aeronautica
AAR Americas, LLC (formerly HAECO Americas, LLC)	Delaware
AAR Aircraft Services, LLC (formerly HAECO Airframe Services, LLC)	Delaware	AAR Aircraft Services – Greensboro, AAR Aircraft Services – Lake City, and Lake City AAR Aircraft Services.
Aircraft Reconfig Technologies LLC	Delaware
AAR Airlift Group, Inc.	Florida	AAR Airlift, AAR Airlift Group, AAR Aircraft Services —Melbourne and AAR Rotorcraft Services.
AAR Airlift Pakistan (Private) Limited	Pakistan
AAR Airlift S.A.S.	Colombia
Wide Open Sky General Trading & Services, LLC	Iraq
AAR Government Services, Inc.	Illinois
AAR Airlift Group Afghanistan Inc. Logistic Services	Afghanistan	AAR Defense Systems & Logistics
AAR Airlift Cyprus Limited	Cyprus
AAR Airlift Panama, Inc.	Panama
AAR Airlift Group Peru S.A.C.	Peru
AAR Airlift Group Peru S.A.C.	Peru
AAR Defence Services Canada ULC	British Columbia
AAR International, Inc.	Illinois	AAR Aircraft Component Services International, AAR Engineering Services — Asia, Allen Asset Management, AAR International, Inc. – Dubai, AAR International, Inc. – Abu Dhabi
AAR (25262) LLC	Delaware
AAR Airlift Pakistan (Private) Limited	Pakistan
AAR Australia, L.L.C.	Illinois
AAR Canada Holdings ULC	British Columbia
AAR Aircraft Services – Windsor ULC	British Columbia	AAR MRO Services-Canada, Windsor (ON)
AAR Aircraft Services – Trois Rivieres ULC	British Columbia	AAR MRO Services-Canada, Trois Rivieres (QC)

Name(1)	Place of Incorporation	Doing Business As
AAR Global Services – Australia Pty Ltd	Australia	AAR Defense Systems and Logistics
AAR Component Services (Thailand) Ltd	Thailand
AAR Component Services (Thailand) Ltd	Thailand
AAR International Financial Services, L.L.C.	Illinois
AARIFS (561) LLC	Illinois
AARIFS (662) LLC	Delaware
AARIFS (25092) LLC	Delaware
AARIFS (25093) LLC	Delaware
Osprey 737-300 Leasing LLC	Delaware
TN-AR Holdings LLC	Delaware
AAR Ireland Limited	Ireland	AAR Aircraft Turbine Center
AAR Japan, Inc.	Illinois
Airinmar Limited	United Kingdom
Technisch Handelskantoor Lloyd B.V.	Netherlands
Allen Airmotive Properties B.V.	Netherlands
AAR Manufacturing, Inc.	Illinois	AAR Mobility Systems, and AAR Manufacturing
Brown International Corporation	Alabama	AAR Integrated Technologies
AAR Supply Chain, Inc.	Illinois	AAR Aircraft Turbine Center, AAR Defense Systems & Logistics, Allen Asset Management, AAR Distribution, Airinmar, and AAR OEM Supply,
AAR Allen Services, Inc.	Illinois	AAR Aircraft Component Services, AAR Hermetic, AAR Petrotech, AAR Allen Services, Inc. - AAR Component Services – Wellington, Inc., and AAR Component Services – San Antonio
AAR Component Services – Hot Springs, LLC	Arkansas
AAR Component Services – Grand Prairie, Inc.	Delaware
American Distributors Holding Co., LLC	Delaware
Beck Illuminations LLC	New Jersey	AAR OEM Supply – Oklahoma
ADI American Distributors Limited	United Kingdom	AAR OEM Supply – United Kingdom
ADI American Distributors, LLC	New Jersey	AAR OEM Supply – New Jersey
Gemini Components, LLC	Delaware	AAR OEM Supply – New Jersey
NewVac, LLC	Delaware	AAR OEM Supply – NewVac
Microwave Components, LLC	Delaware	AAR OEM Supply – Microwave
ADI Electronics Manufacturing Technologies Pvt Ltd	India	AAR OEM Supply – EMT India
EP Aviation, LLC	Delaware
Aerostrat Corp.	Delaware
Airvoyant, Inc.	Delaware
Onset Aviation Parts, Inc.	Delaware
Trax USA Corp.	Florida
AAR CORP. Foundation	Illinois

(1)	An italicized name means the entity is a subsidiary of the entity appearing in bold above it. An indentation means the entity is a subsidiary of the entity above.